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                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

               Pursuant to Section 13 or 15(d) of the Securities
                             Exchange Act of 1934

        Date of Report (Date of earliest Event reported) July 31, 2001


                              DANZER CORPORATION
            (Exact name of registrant as specified in its charter)


          New York                       000-17430               13-3431486
(State or other jurisdiction      (Commission File Number)      (IRS Employer
     of incorporation)                                       Identification No.)



17500 York Road, Hagerstown, MD                                      21740
(Address of principal executive offices)                           (Zip Code)



Registrant's telephone number, including area code: (301) 582-2000
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Item 2. Acquisition or Disposition of Assets.

     On July 31, 2001, Obsidian Capital Partners, L.P. (the "Partnership"), acquired substantially all of the assets of United Expressline, Inc., ("United") an Indiana-based, leading manufacturer of enclosed cargo and specialty trailers, for approximately $12,500,000. Pursuant to an existing Acquisition Agreement and Plan of Reorganization (the "Acquisition Agreement") previously entered into among Danzer Corporation, a New York corporation ("Danzer"), Danzer Industries, Inc., a wholly-owned subsidiary of Danzer, Pyramid Coach, Inc., a Tennessee corporation ("Pyramid"), Champion Trailer, Inc., an Indiana corporation ("Champion Trailer"), United Acquisition, Inc., an Indiana corporation ("UAI"), U.S. Rubber Reclaiming, Inc., an Indiana corporation ("U.S. Rubber"), the Partnership and Timothy S. Durham, the Partnership exchanged 100% of its shares of UAI for shares of Series C Convertible Preferred Stock of Danzer ("Series C Preferred Stock"). The consideration was negotiated in arms length discussions between the parties. As a result, UAI is now a wholly-owned subsidiary of Danzer. Danzer intends to continue the operations of UAI under the name of "United Expressline, Inc."

     In connection with the Acquisition Agreement described above, on June 21, 2001, the parties completed the first closing whereby the Partnership and affiliates exchanged all of the shares of Champion Trailer, Pyramid, and U.S. Rubber to Danzer for 1,970,962 shares of Series C Preferred Stock with voting rights, which is a controlling interest in Danzer. At the second closing on July 31, 2001, Danzer issued an additional 2,206,893 shares of Series C Preferred Stock to the Partnership.

     United has manufacturing operations in Bristol, Indiana, and White Pigeon, Michigan. The facility in White Pigeon produces a line of trailers under the Southwest Expressline label.

Item 7. Financial Statements and Exhibits.

     (a)  Financial Statements of businesses acquired.

     No financial statements are filed herewith. Danzer will file financial statements by amendment hereto not later than 60 days after the date that this Current Report on Form 8-K must be filed.

     (b)  Pro forma financial information.

     No pro forma financial statements are filed herewith. Danzer will file pro forma financial statements by amendment hereto not later than 60 days after the date that this Current Report on Form 8-K must be filed.

     (c)  Exhibits.

     2.1 Acquisition Agreement and Plan of Reorganization dated June 21, 2001 by and among Danzer Corporation, Danzer Industries, Inc., Pyramid Coach, Inc., Champion Trailer, Inc., United Acquisition, Inc., U.S. Rubber Reclaiming, Inc., Obsidian Capital Partners, L.P. and Timothy
          S. Durham.

     99.0  Press Release dated July 31, 2000.
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                                  SIGNATURES

     Pursuant to the requirements of Section 13 or 15(d) of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.



                                        DANZER CORPORATION


                                        By:    /s/ Timothy S. Durham
                                           -----------------------------------
                                        Name:  Timothy S. Durham
                                        Title: Chairman

DATE: August 14, 2001